Exhibit 99.1

LabOne Reports First Quarter Earnings

LENEXA, Kan., May 05, 2005 (BUSINESS WIRE) -- LabOne, Inc. (Nasdaq: LABS) today reported revenues of $124.3 million for its first quarter ended March 31, 2005, an increase of $11.5 million, or 10% over the first quarter 2004. Compared to revenues for the same quarter last year, risk assessment services increased 6% to $67.1 million, healthcare increased 11% to $46.0 million and substance abuse testing increased 41% to $11.2 million. Excluding the impact of the acquisition of Northwest Toxicology in March 2004, substance abuse testing revenues increased 23% compared to the first quarter last year. The company reported net earnings of $6.9 million, or $0.39 per diluted share, compared to $5.9 million, or $0.34 per diluted share, for the first quarter 2004.

For the first quarter 2005, operating earnings were $12.7 million compared to $10.7 million the same period last year, an increase of $2.0 million, or 18%. First quarter 2005 operating earnings comprised $12.7 million for risk assessment, $9.6 million for healthcare and $1.4 million for substance abuse testing, offset by $11.0 million for corporate selling, general and administrative expenses. This compares to operating earnings of $12.3 million for risk assessment, $6.8 million for healthcare and $1.3 million for substance abuse testing, offset by $9.7 million for corporate selling, general and administrative expenses for the same period in 2004. For the first quarter 2005, operating earnings included $0.1 million associated with the acquisition of Northwest Toxicology.

"We are pleased to announce another solid quarter of increased revenues and earnings compared to the prior year," said W. Thomas Grant II, chairman, president and CEO of LabOne. "Our 6% increase in risk assessment revenues over the first quarter 2004 comprised a 4% decline in life insurance laboratory testing revenues, a 13% increase in paramedical examination revenues and a 7% increase in other insurance services revenues. Healthcare testing revenues increased 11% and substance abuse testing revenues increased 41% compared to the first quarter 2004. Excluding the impact of the acquisition of Northwest Toxicology in March 2004, substance abuse testing revenues increased 23% during the first quarter 2005."

LabOne will conduct its quarterly conference call with W. Thomas Grant II, chairman, president and CEO, John W. McCarty, executive vice president and CFO, and Mike Asselta, executive vice president and COO, at 11:30 a.m. Eastern time, May 5, 2005. To join the conference call, dial 800-289-0494. At approximately 2 p.m. Eastern time, a recording of the call will be available as a voice mail at 888-203-1112, pass code 3544220, through June 5, 2005. The audio recording will also be available on the investor info section of the company's Web site at www.LabOne.com.

About LabOne, Inc.

Headquartered in the Greater Kansas City area, LabOne is a diagnostic services provider. The services and information LabOne and its subsidiaries provide include: risk assessment information services for the insurance industry; diagnostic healthcare testing to physicians, hospitals, managed care organizations and employers; and substance abuse testing services and related employee qualification products to employers and the government.

Forward-Looking Statements

This press release may contain "forward-looking statements." Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission ("SEC"), including the Company's 2004 Annual Report on Form 10-K.

SELECTED FINANCIAL DATA
(in thousands, except per share data)
                                         Three months ended
                                              March 31,
                                           2005      2004    % change
                                         --------- --------- ---------

Sales                                    $124,310  $112,825        10%
Net earnings                               $6,867    $5,880        17%
Basic earnings per share                    $0.40     $0.35
Diluted earnings per share                  $0.39     $0.34
Total assets                             $362,429  $311,231
Working capital                           $80,957   $53,380

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

                                              March 31,   December 31,
                                                2005         2004
                                             ------------ ------------
Assets
Current assets:
  Cash and cash equivalents                      $31,259      $24,070
  Accounts receivable, net of allowance for
   doubtful accounts of $5,468 in 2005 and
   $4,594 in 2004                                 79,426       73,027
  Inventories                                      7,869        7,473
  Prepaid expenses and other current assets        5,796        6,506
  Deferred income taxes                            6,982        5,556
                                             ------------ ------------
                  Total current assets           131,332      116,632

Property, plant and equipment, net                68,201       62,860
Goodwill                                         138,499      138,163
Intangible assets, net                            19,846       20,860
Other long-term assets                             4,551        4,707
                                             ------------ ------------

                  Total assets                  $362,429     $343,222
                                             ============ ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                               $24,888      $20,467
  Accrued payroll and benefits                    16,199       17,131
  Other accrued expenses                           7,434        3,381
  Current portion of long-term debt                1,854        1,925
                                             ------------ ------------
                  Total current liabilities       50,375       42,904

Deferred income taxes                              9,034        8,694
Long-term debt                                   111,501      111,549
Other                                                145          108
                                             ------------ ------------
                  Total liabilities              171,055      163,255

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.01 par value per share.
   Authorized 40,000,000 shares; issued
   18,027,729 shares                                 180          180
  Additional paid-in capital                      89,013       87,027
  Retained earnings                              109,842      102,974
  Accumulated other comprehensive loss              (138)         (94)
  Treasury stock of 591,982 shares in 2005
   and 796,260 shares in 2004, at cost            (7,523)     (10,120)
                                             ------------ ------------
                  Total stockholders' equity     191,374      179,967
                                             ------------ ------------

                  Total liabilities and
                   stockholders' equity         $362,429     $343,222
                                             ============ ============

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
                                                   Three months ended
                                                        March 31,
                                                     2005      2004
                                                   --------- ---------

Sales                                              $124,310  $112,825
Cost of sales:
  Cost of sales expenses                             81,841    76,070
  Depreciation and amortization                       1,555     1,548
                                                   --------- ---------
                  Total cost of sales                83,396    77,618
                                                   --------- ---------
Gross profit                                         40,914    35,207

Selling, general and administrative:
  Selling, general and administrative expenses       25,476    22,064
  Depreciation and amortization                       2,780     2,431
                                                   --------- ---------
                  Total selling, general and
                   administrative                    28,256    24,495
                                                   --------- ---------
Operating earnings                                   12,658    10,712

Other income (expense):
  Interest income                                       148         6
  Interest expense                                   (1,277)   (1,218)
  Other, net                                              9       (26)
                                                   --------- ---------
                  Total other expense, net           (1,120)   (1,238)
                                                   --------- ---------
Earnings before income taxes                         11,538     9,474
Provision for income taxes                            4,671     3,594
                                                   --------- ---------

Net earnings                                         $6,867    $5,880
                                                   ========= =========

Earnings per common share:
  Basic                                               $0.40     $0.35
  Diluted                                             $0.39     $0.34

Weighted average common shares outstanding:
  Basic                                              17,301    16,944
  Diluted                                            17,699    17,424

SOURCE: LabOne, Inc.

LabOne, Inc.
John McCarty, 913-577-1244
john.mccarty@LabOne.com